SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2006

Earth Biofuels, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
On December 20, 2006, the Company issued a press release announcing its entry into a product and marketing agreement with the Choctaw Nation of Oklahoma. A copy of the press release is attached hereto as Exhibit 99.1.

Section 8 – Other Events
Item 8.01 Other Events.
On December 15, 2006, we filed an amended Statement of Claim (“Claim”) in arbitration against HPS Development, L.L.C. (“HPS”), South Louisiana Ethanol, L.L.C. (“SLE”), Kennett Stewart, John Paul, and William Hurst (collectively, “HPS/SLE”) as administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures in New York, New York for fraud and fraudulent inducement, declaratory judgment , breach of contract and breach of the duty of good faith and fair dealing, detrimental reliance, and unjust enrichment.  The details of such allegations are set forth in the Claim. This Claim involves enforcement of certain rights under a contribution and purchase agreement regarding the construction and operation of an ethanol plant in Belle Chasse, Louisiana that we entered into with HPS/SLE wherein HPS/SLE agreed to contribute plant and property to a new company and we agreed to provide capital necessary to obtain a fifty percent ownership interest in the company and collectively, to help the company begin the construction and retrofitting work necessary to bring the plant online.  One such issue in the Claim included the Company’s learning that HPS, via SLE, attempted to sell a portion of the facilities’ equipment to an unaffiliated third-party, namely, Southridge Ethanol, Inc., a wholly-owned subsidiary of Southridge Enterprises, Inc.  This sale could have increased construction costs.  In order to protect and preserve the assets of the Company, the Company notified Southridge of its interests. Southridge subsequently chose to not seek the acquisition of such equipment.  Among the requested relief, we are seeking all actual, consequential, and compensatory damages arising from the HPS/SLE’s wrongful conduct and contractual breaches, judgment for exemplary damages, declarations, pre-judgment and post-judgment interest at the highest rates allowed by law, reasonable attorneys’ fees and costs, and any other relief the arbitrator deems just.  No substantive proceedings have yet occurred in the case. We are vigorously prosecuting the claims against HPS/SLE and are exercising all available rights and remedies against them.

Independent of the ultimate outcome of the arbitration proceeding, the Company continues to believe the Bellechasse plant remains an ongoing business opportunity, in part, because the original engineering estimates still appear reasonably accurate, the bond financing is available pending an EPC contract that meets the requirements of the bond underwriter, and demand for the product continues to remain strong.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

99.1*	Press Release dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date: December 20, 2006	By:	/s/ Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer

Exhibit Index

Number	Exhibit

99.1*	Press Release dated December 20, 2006.